UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 4, 2019
_____________________________________
Pure Storage, Inc.
(Exact name of Registrant as Specified in Its Charter)
_____________________________________

Delaware	001-37570	27-1069557
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
 650 Castro Street, Suite 400
Mountain View, California
94041
(Address of principal executive offices, including zip code)

(800) 379-7873
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock $0.0001 par value per share	PSTG	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 4, 2019, Pure Storage, Inc. (“Pure”) announced the appointment of Paul Mountford, age 60, as Pure’s Chief Operating Officer effective immediately. Additionally, David Hatfield will transition from his role as Pure’s President to a new role as Pure’s Vice Chair and President Emeritus, effective as of November 4, and Mr. Hatfield will no longer be a Section 16 reporting officer.

Mr. Mountford recently served as Chief Executive Officer of Riverbed Technology, a leader in application performance infrastructure, from April 2018 to October 2019. Mr. Mountford previously served as the Senior Vice President and Chief Sales Officer of Riverbed, from August 2014 to April 2018. Prior to Riverbed, Mr. Mountford acted as Chief Executive Officer of a web intelligence startup, and he held various senior leadership roles at Cisco Systems across its go-to-market organizations.

In connection with his appointment, Pure entered into an agreement with Mr. Mountford describing the terms of his employment (the “Employment Agreement”). Under the Employment Agreement, Mr. Mountford will receive an initial annual base salary of $520,000. In addition, Mr. Mountford will be eligible for an annual performance-based cash bonus, with a target amount equal to 100% of his base salary, based on performance measures set and being satisfied, as determined by the Compensation Committee of Pure’s board of directors. In addition, Mr. Mountford will receive a one-time signing bonus of $250,000; provided that if Mr. Mountford’s employment is terminated for any reason other than a layoff within the first 12 months of service, such amount must be repaid at a prorated rate based on months of service prior to his termination date.

Pursuant to the Employment Agreement and our 2015 Equity Incentive Plan, Pure granted Mr. Mountford a restricted stock unit award to acquire up to an aggregate of 494,777 shares of Pure’s Class A common stock (the “RSU Award”), which will vest and settle as to 25% of the RSU Award in December 2020, with the remaining RSU Award to vest in equal quarterly installments over the subsequent 12 quarters, subject to Mr. Mountford’s continuous service. Mr. Mountford will be eligible to participate in Pure’s Change in Control Severance Benefit Plan, which was filed as Exhibit 10.13 to Pure's Annual Report on Form 10-K (File No. 001-37570) filed with the Securities and Exchange Commission on March 26, 2019 (the “Annual Report”).

Except for his Employment Agreement, there is no arrangement or understanding between Mr. Mountford and any other person pursuant to which Mr. Mountford was selected as an officer. Mr. Mountford is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. In connection with his appointment, Mr. Mountford will execute Pure’s standard form of indemnity agreement for officers, which was filed as Exhibit 10.9 to the Annual Report.

The foregoing description is qualified in its entirety by reference to the Employment Agreement, which will be filed as an exhibit to Pure’s Quarterly Report on Form 10-Q for the period ending October 31, 2019.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Pure Storage, Inc.
(Registrant)

By:	/s/ CHARLES GIANCARLO
Charles Giancarlo
Chief Executive Officer
November 4, 2019